Exhibit 99.1

WESTERN GOLDFIELDS INC.

Annual and Special Meeting of Holders
of Common Shares of
Western Goldfields Inc. (the "Issuer")
May 6, 2008

REPORT OF VOTING RESULTS
National Instrument 51-102 Continuous Disclosure Obligations
Section 11.3

Item 1: Election of Directors

The following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Randall Oliphant, Raymond Threlkeld, Vahan Kololian, Martyn Konig and Gerald Ruth.

Item 2: Appointment of Auditors

PricewaterhouseCoopers LLP were ratified as appointed auditors for the 2007 financial year and were re-appointed auditors of the Corporation to hold office until the close of the next annual meeting of Shareholders or until their successors are appointed, and the directors of the Corporation were authorized to fix the remuneration of the auditors.

Item 3: Amendments to Stock Incentive Plan

By a vote by ballot, the Shareholders approved an ordinary resolution to amend the Stock Incentive Plan. The Shareholders present in person or represented by proxy at the Meeting voted as follows:

	Total Votes	Percentage of Votes Cast
Votes in Favour	52,485,151	92.92%
Votes Against	3,997,560	7.08%
Total Votes Cast	56,482,711	100.0%

                                                                                    WESTERN GOLDFIELDS INC

                                                                                    /s/ Brian Penny
                                                                                    Brian Penny
                                                                                    Chief Financial Officer